SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of Earliest Event Reported):

                                December 26, 2001

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                               AURA SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


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            Delaware                  0-17249                95-4106894
  (State or Other Jurisdiction      (Commission           (I.R.S. Employer
of Incorporation or Organization)  File Number)          Identification No.)



            2335 Alaska Avenue
          El Segundo, California                                 90245
(Address of Principal Executive Offices)                      (Zip Code)



                                 (310) 643-5300
              (Registrant's Telephone Number, Including Area Code)




         (Former Name or Former Address, if Changed Since Last Report.)


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ITEM 5. Other Events.

     On December 26, 2001, Aura Systems, Inc. (the "Company") entered into agreements with Zvi "Harry" Kurtzman, the Chairman of the Board and Chief Executive Officer of the Company, and five other members of senior management, to terminate their existing employment contracts and restructure their current severance benefits. Pursuant to the new agreements, Mr. Kurtzman and the others have become at will employees and are expected to continue in their current positions until February 28, 2002. The original separation proposal was first described in the Company's proxy statement filed with the Securities and Exchange Commission ("SEC") on December 15, 2000. The terms of the separation agreements were subsequently described in the Company's Form 10-K for the year ended February 28, 2001 and the Company's proxy statement filed with the SEC on August 27, 2001. This separation process will provide the Company with the opportunity to make an orderly transition to a new management team. The other members of the current management team who will be entering into new agreements and leaving the Company with Mr. Kurtzman are Gerald Papazian, President and COO, Arthur Schwartz, Executive Vice President, Cipora Kurtzman-Lavut, Senior Vice President, Corporate Communications, Neal Kaufman, Senior Vice President, Management Information Systems and Steven Veen, Senior Vice President, Chief Financial Officer. Under the terms of the new agreements, the departing officers will relinquish their right to any multi-year cash severance benefits in exchange for a one time grant of stock options (or warrants to the extent no additional shares are available for grant of options under any shareholder approved Company option plan), which will be exercisable at a price of $.55 per share and will vest over a period of eighteen months from the termination of employment. The number of stock options for each person will be determined based on the underlying total compensation due to the employee upon termination under each person's existing employment agreement, multiplied by two and divided by $0.32 per share. The terms of the existing employment agreements were described in the Company's Form 10-Q filed with the SEC on July 15, 1998. Each of the officers has agreed to continue as a consultant to the Company for a period of one year at 85% of their current compensation. In addition, each executive will receive continued medical benefits for three years following termination of employment. A form of the Agreement Regarding Termination of Employment Contract is filed as an exhibit to this filing.

     Mr. Kurtzman co-founded Aura in 1987 and has served as its Chief Executive Officer since then. He also served as the Company's President from 1987 to 1997. In his remarks at the Company's annual shareholders meeting held on October 2, 2001, he stated that "[Aura] is at a point ready to move up to the next stage. This new stage is in charted territory, building AuraGens, improving AuraGens, adding applications, developing sales channels and sales techniques, controlling costs and generating profits for the Company and its shareholders. These challenges are different from the ones we faced in the past and require different types of thinking and abilities." Mr. Kurtzman will work together with the Board to recruit a new Chief Executive Officer and other senior management to achieve the Company's business goals.

     The Company's Board of Directors has formed a Search Committee, chaired by Carl Albert, and also including directors Stephen Talesnick and Harvey Cohen, for this purpose. Mr. Albert, who has been a director since July 10, 2001, is presently a member of the Board of Directors of Fairchild Dornier Corporation, a privately held company in the business of manufacturing aircraft. From 1996 through 1999, following Fairchild Aircraft's purchase of Daimler-Benz's 80% interest in Dornier, he was the Chairman of the Board of Directors and Chief Executive Officer of Fairchild Aerospace Corporation, now known as Fairchild Dornier Corporation. From 1990 through 1996 Mr. Albert was the Chairman of the Board and CEO of Fairchild Aircraft. Mr. Albert's business experience includes 18 years as an attorney, specializing in business and corporate law in Los Angeles, California. He also serves and has served as a Member of the Board of Directors of a number of privately and publicly held corporations, including Wings West Airlines, Dr. Pepper Bottling Company of Southern California, K & K Properties, Ozark Airlines and Tulip Corporation. Mr. Talesnick is presently Vice Chairman of the Company's Board of Directors and Mr. Cohen is a member of the Board's Audit Committee. The Search Committee is in the process of considering several resumes of potential candidates.

     The Company has been informed by the Staff of the SEC that it intends to recommend that the Commission bring a civil action against Aura, NewCom (a former subsidiary of Aura), Mr. Kurtzman, Steven Veen and Gerald Papazian for violations of the antifraud and books and records provisions of the securities laws. This grew out of an investigation into the Company's financial statements for various transactions during fiscal years 1996 through 1999. The Company originally disclosed the investigation by press release in January 1999. The Staff advised the Company that it would recommend that the SEC seek civil penalties and enjoin the companies and the individuals from future violations. In addition, the SEC staff would recommend that the SEC impose director and officer bars against Messrs. Kurtzman and Veen and a bar against Mr. Veen to prohibit his practicing as an accountant before the SEC. The Company is informed that in order to avoid potential lengthy and costly litigation the individuals have agreed to propose to settle with the SEC without admitting or denying any of the staff's allegations. The Company has engaged in conversations with the Staff of the SEC regarding settlement of the matter, but no agreements have yet been reached. Although Aura believes that it will reach a settlement in a manner that will not have a material adverse effect on the Company's business, it cannot predict with certainty when or if such a settlement will occur or what the actual effects of such a settlement would be. The Audit Committee of the Board will conduct a full review of the Company's accounting controls and procedures.


ITEM 7. Financial Statements and Exhibits.

(c) Exhibits

10.1 Form of Agreement Regarding Termination of Employment Contract



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         AURA SYSTEMS, INC.


 Date:  December 26, 2001    By:
                                        ----------------------------------------
                                                        Steven C. Veen
                                                        Chief Financial Officer


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Exhibit 10.1      Form of Agreement Regarding Termination of Employment Contract

[insert form of agreement]